Exhibit 5.1

100 North Tampa Street, Suite 4100 | Tampa, FL 33602 | T 813.227.8500 | F 813.229.0134

Holland & Knight LLP | www.hklaw.com

February 12, 2026

L3Harris Technologies, Inc.

1025 West NASA Blvd.

Melbourne, Florida 32919

Re: L3Harris Technologies, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to L3Harris Technologies, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company, pursuant to Rule 415 under the Securities Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(1)            Debt securities of the Company, which may be either senior or subordinated and which may be issued in one or more series (“Debt Securities”).

(2)            Shares of preferred stock, without par value, of the Company, in one or more series (“Preferred Stock”).

(3)            Shares of common stock, par value $1.00 per share, of the Company (“Common Stock”).

(4)            Depositary shares, each representing a fraction of a share of Preferred Stock (the “Depositary Shares”).

(5)            Warrants for the purchase of Debt Securities, Preferred Stock and Common Stock (“Warrants and, together with Debt Securities, Preferred Stock, Common Stock and Depositary Shares, the “Securities”).

(6)            Such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, Securities.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

L3Harris Technologies, Inc.

February 12, 2026

In connection with the opinions expressed herein, we have examined, among other things, original counterparts or copies of original counterparts of the following documents:

(i)	The Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”).

(ii)	The Bylaws, as amended and restated, of the Company (the “Bylaws”).

(ii)            The Registration Statement, including the Prospectus.

(iii)           The Indenture, dated as of September 3, 2003, between L3Harris Technologies, Inc. (formerly known as Harris Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee (the “Senior Indenture”).

(iv)          The Subordinated Indenture, dated as of September 3, 2003, between L3Harris Technologies, Inc. (formerly known as Harris Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures,” and each, an “Indenture”).

(v)            Resolutions of the Board of Directors of the Company, adopted on October 21, 2022, relating to the registration of the Securities and related matters.

The Indentures, any warrant agreement relating to the Warrants (a “Warrant Agreement”), any depositary agreement relating to the Depositary Shares (a “Depositary Agreement”) and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents.” We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)             The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)            The authenticity of the originals of the documents submitted to us.

(iii)           The conformity to authentic originals of any documents submitted to us as copies.

(iv)           As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the other Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

L3Harris Technologies, Inc.

February 12, 2026

(v)            That, at the time when any Security is issued:

(A)          (1)            if such Security is a Debt Security, the applicable Indenture;

(2)            if such Security is a Warrant, a Warrant Agreement;

(3)            if such Security is a Depositary Share, a Depositary Agreement; and

(4)            any applicable Purchase Agreement,

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.

(B)           The Company shall be an entity duly organized and validly existing under the laws of the State of Delaware.

(C)           The Company shall have full power to execute, deliver and perform the applicable Transaction Documents and issue such Security, and shall have duly executed and delivered such applicable Transaction Documents.

(D)           The execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of such Security and any Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary corporate action and shall not contravene the Certificate of Incorporation or Bylaws.

(E)           The execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of such Security will not:

(1)            except for Applicable Laws, as defined below, as in effect on the date hereof, violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(2)            result in any conflict with or breach of any agreement or document binding on it.

(F)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on the Company, any third party) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

L3Harris Technologies, Inc.

February 12, 2026

(G)           The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H)          A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.

(I)            Such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(J)            If such Security is Common Stock, Preferred Stock or Depositary Shares, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Certificate of Incorporation.

(K)          Any Security issuable upon conversion, exchange or exercise of such Security or, if such Security is a Depositary Share, the underlying Preferred Stock deposited with a depositary with respect to such Depositary Share, shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(L)           If such Security is a series of Preferred Stock, is convertible into or exchangeable or exercisable for a series of Preferred Stock, or is a Depositary Share relating to a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and a certificate of designation with respect to such series shall have been duly filed with the Secretary of State of the State of Delaware.

(M)          The applicable Transaction Documents relating to such Security and, if such Security is a Debt Security or Warrant, such Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(N)          Such Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O)          If such Security is other than Common Stock, the terms of such Security (and any Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document.

L3Harris Technologies, Inc.

February 12, 2026

(P)           The Company shall not have been induced by fraud to enter into any Transaction Document.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations herein set forth herein, we are of the opinion that:

1.             With respect to any Debt Security being registered under the Registration Statement, when:

(a)            the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and

(b)            the consideration for such Debt Security provided for in the applicable Purchase Agreement shall have been paid,

such Debt Security shall have been validly issued and shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

2.             With respect to any share of Common Stock being registered under the Registration Statement, when:

(a)            a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either: (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof; and

(b)            the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

3.             With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

(a)            a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either: (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof; and

L3Harris Technologies, Inc.

February 12, 2026

(b)            the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable, shall have been paid,

such share shall have been validly issued, fully paid and non-assessable.

4.             With respect to any Depositary Shares being registered under the Registration Statement, when:

(a)            the depositary shall have been duly appointed by the Company pursuant to the applicable Depositary Agreement;

(b)            the shares of Preferred Stock underlying such Depositary Shares have been deposited with the depositary under such Depositary Agreement; and

(c)            the consideration provided for in the applicable Purchase Agreement shall have been paid,

such Depositary Shares shall have been validly issued.

5.             With respect to any Warrant being registered under the Registration Statement, when:

(a)            the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement and the applicable Purchase Agreement;

(b)            the consideration provided for in the applicable Purchase Agreement shall have been duly paid; and

(c)            in the case of any Warrant exercisable for Common Stock, the exercise price payable upon exercise thereof shall be at least equal to the aggregate par value of the Common Stock to be issued upon such exercise, such Warrant shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions are limited to the laws, rules and regulations of the State of New York and the General Corporation Law of the State of Delaware (in each case including all reported judicial decisions interpreting such laws) (the “Applicable Laws”), and we do not express any opinion herein concerning any other laws.

L3Harris Technologies, Inc.

February 12, 2026

(b)           Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c)           Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d)           We express no opinion with respect to the enforceability of disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Securities” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP